EXHIBIT 32
CERTIFICATION OF PERIODIC REPORT

In connection with the Quarterly Report of U.S. Physical Therapy, Inc. (the “Company”) on Form 10-Q for the three ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher J. Reading, President and Chief Executive Officer of the Company, and Carey Hendrickson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 5, 2023

/s/ CHRISTOPHER J. READING
Christopher J. Reading
Chief Executive Officer

/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer

This certification is made solely pursuant to the requirement of Section 1350 of 18 U.S.C. and is not for any other purpose. A signed original of this written statement required by Section 906 has been provided to U. S. Physical Therapy, Inc. and will be retained by U. S. Physical Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.